PITNEY, HARDIN, KIPP & SZUCH
                            P.O. BOX 1945
                  MORRISTOWN, NEW JERSEY 07962-1945




                                                             September 18, 1996



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      HUBCO, Inc.
                  Commission File No. 1-10699


         Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of HUBCO, Inc. (the "Company") is the Company's Current Report on Form 8-K, including exhibits.

                                                   Very truly yours,



                                                   MICHAEL W. ZELENTY


Enclosure

cc:      Mr. Kenneth T. Neilson
         The NASDAQ Stock Market (3 copies)


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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 1996


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)



            1-10699                              22-2405746
   (Commission File Number)             (IRS Employer Identification No.)


               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of principal executive offices)



                                 (201) 236-2630
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On September 13, 1996, HUBCO, Inc. ("HUBCO") sold $75 million aggregate principal amount of 8.20% Subordinated Debentures due 2006 in a private placement. The net proceeds to HUBCO from the debenture offering were $73,737,750, before deducting HUBCO's expenses in connection with the offering which are expected to be not more than $200,000. HUBCO anticipates making an exchange offer of equivalent, SEC-registered debentures, within 150 days.


Item 7.  Exhibits

       99.1   Press Release dated September 18, 1996.
       99.2   Indenture dated September 13, 1996 between HUBCO and Summit Bank.

                              SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             HUBCO, INC.



Dated:  September 18, 1996                   By:  /S/ D. LYNN VAN BORKULO-NUZZO
                                                  ----------------------------
                                             D. Lynn Van Borkulo-Nuzzo,
                                             Executive Vice President

                          INDEX TO EXHIBITS


       99.1   Press Release dated September 18, 1996.
       99.2   Indenture dated September 13, 1996 between HUBCO and Summit Bank.